Press Release
                                                        FOR IMMEDIATE RELEASE


Contact:  Howard H. Nolan                               Bridge Bancorp, Inc.
Senior Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7255


                              BRIDGE BANCORP, INC.
                 REPORTS COMPLETION OF TRUST PREFERRED OFFERING
                        NEW CAPITAL WILL ENHANCE LENDING

Bridgehampton, NY - December 7, 2009 Bridge Bancorp, Inc. (NASDAQ:BDGE), the parent company of The Bridgehampton National Bank, today announced the successful completion of a private placement of Convertible Trust Preferred Securities by Bridge Statutory Capital Trust II, a wholly owned subsidiary of Bridge Bancorp. The issuance totaled $16 million, inclusive of the initial $9 million placed in October of this year. The private placement, originally disclosed at $15 million, was increased by $1 million to allow additional investors to participate. Investors participating in this community based placement included existing shareholders, customers and members of the Board and management,

"The success of the placement reflects, in many ways, the benefits of the relationship that exists between a true community bank and its various constituents," commented Kevin M. O'Connor, the President and CEO of Bridge Bancorp, Inc. "The additional capital improves our already strong company, enhancing our ability to make qualified loans to local businesses and continue our branch expansion. We, like many, believe economic recovery occurs through the growth of small and medium size businesses, working in partnership with local community banks. Our historic performance, increased financial strength and true community focus provides great opportunities for Bridgehampton National Bank," O'Connor concluded.

The Convertible Trust Preferred Securities have a par value of $1,000 per share, and are entitled to receive an annual 8.50% distribution, payable quarterly. The trust preferred securities shares are convertible into our common stock, at an effective conversion price of $31 per share. The securities mature in 30 years, but are callable by the Company at par, in five years. Consistent with regulatory requirements, the quarterly distributions may be deferred for up to 5 years, and are cumulative.

The sale of the trust preferred securities have not been registered under the Securities Act of 1933 and may not be sold in the United States absent registration or an applicable exemption from registration.

                                     -more-



About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank. Established in 1910, the Bank, with assets of approximately $850 million, and a primary market area of the North and South Forks of Eastern Long Island, extending westward into Suffolk County, operates 15 retail branch locations. Through this network and electronic delivery channels, the Bank provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through the subsidiary, Bridge Abstract, and investments through Bridge Investment Services.

The Bridgehampton National Bank has a rich tradition of involvement in the community by supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as "expects, " "believes," "should," "plans," "anticipates," "will," "potential," "could," "intend," "may," "outlook," "predict," "project," "would," "estimated," "assumes," "likely," "enhance" and variation of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the Company's consumer, commercial and other lending businesses; current and future capital management programs; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of the Bank's loan and investment portfolios; changes in management's business strategies; changes in accounting principles, policies or guidelines, changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.


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